As filed with the Securities and Exchange Commission on September 29, 2009

Registration Statement No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

TRANSITION THERAPEUTICS INC.

(Exact name of Registrant as specified in its charter)

Ontario, Canada	2800	None
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

101 College Street, Suite 220

Toronto, Ontario, Canada M5G 1L7

(416) 260-7770

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

(212) 894-8940

(Name, address (including zip code), and telephone number (including area code) of agent for service in the United States)

Copies to:

Brett Cooper, Esq.	Andrew D. Grasby, Esq.
Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, CA 94105 (415) 773-5700	McCarthy Tétrault LLP Suite 3300, 421 - 7th Avenue SW Calgary, Alberta, Canada T2P 4K9 (403) 260-3530

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check the appropriate box below)

	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (2)
Common Shares
Warrants
Units
Total	U.S.$75,000,000		U.S.$75,000,000	$4,185

(1)	There are being registered under this registration statement such indeterminate number of warrants of the Registrant and such indeterminate number of common shares of the Registrant (including common shares issuable upon exercise of any warrants) as shall have an aggregate initial offering price of U.S.$75,000,000. Any securities registered by this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED

TO OFFEREES OR PURCHASERS

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 28, 2009.

A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in British Columbia, Alberta, Saskatchewan, Manitoba and Ontario but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

This short form prospectus has been filed under legislation in certain provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this short form prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities. All shelf information omitted from this shelf prospectus will be contained in one or more shelf prospectus supplements that will be delivered to purchasers together with the base shelf prospectus.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference may be obtained on request without charge from the President and Chief Financial Officer of Transition Therapeutics Inc., 101 College Street, Suite 220, Toronto, Ontario, Canada M5G 1L7 (telephone (416) 260-7770), and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

NEW ISSUE	September 28, 2009

TRANSITION THERAPEUTICS INC.

US$75,000,000

Common Shares

Warrants

Units

We may from time to time offer for sale common shares (issued separately or upon exercise of warrants), warrants and units comprising any combination of the foregoing (collectively, the “Securities”) in one or more offerings up to an aggregate offering price of US$75,000,000 (or the equivalent thereof in a foreign currency) during the 25-month period that this base shelf prospectus (the “prospectus”), including any amendments hereto, remains valid. We may from time to time offer and sell the Securities through underwriters, dealers or agents to be designated at a future date.

The specific terms of any offering of Securities will be set forth in a shelf prospectus supplement (a “prospectus supplement”). You should read this prospectus and any applicable prospectus supplement before you invest in any Securities.

Our common shares are listed on the Toronto Stock Exchange (“TSX”) under the symbol “TTH” and on the NASDAQ Global Market (“NASDAQ”) under the symbol “TTHI”.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in the Securities involves significant risks. See “Risk Factors”.

This offering is made by a foreign issuer that is permitted, under a multi-jurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements incorporated herein have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and are subject to Canadian auditing and auditor independence standards. As a result, they may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and Canada. Such tax consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable prospectus supplement (as defined herein). You should read the tax discussion under in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated and organized under the laws of Ontario, Canada, that most of its officers and directors are residents of Canada, that some of the experts named in this prospectus are residents of Canada, and that all or a substantial portion of our assets and said persons are located outside the United States.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

References in this prospectus to the “Corporation”, “we”, “our” and “us” refer to Transition Therapeutics Inc. Unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars. “US$” means lawful currency of the United States.

Our head and registered office is located at 101 College Street, Suite 220, Toronto, Ontario, Canada M5G 1L7.

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EXCHANGE RATES

The following table sets out certain exchange rates based upon the noon rate published by the Bank of Canada. The rates are listed as United States dollars per Cdn.$1.00.

	Years ended June 30		Three Months ended June 30, 2009
	2009	2008
Low	0.769	0.930	0.791
High	0.998	1.091	0.924
Average	0.863	0.991	0.858

On September 28, 2009, the noon rate quoted by the Bank of Canada was Cdn.$1.00 = US$0.921.

PRESENTATION OF FINANCIAL INFORMATION

Our consolidated financial statements have been prepared in accordance with Canadian GAAP. For a description of the material differences between Canadian GAAP and United States generally accepted accounting principles as they relate to our financial statements, see note 25 to our annual financial statements as at and for the years ended June 30, 2009 and 2008, incorporated by reference in this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, filed by us with the securities regulatory authorities in certain provinces of Canada, are specifically incorporated by reference in, and form an integral part of, this prospectus provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus:

(a)	our annual information form dated September 16, 2009;

(b)	our management’s discussion and analysis of financial condition and results of operations for the year ended June 30, 2009 (“Annual MD&A”);

(c)	our audited consolidated financial statements and the notes thereto, including consolidated balance sheets as at June 30, 2009 and 2008 and consolidated statements of loss and comprehensive loss, shareholders’ equity and cash flows for each of years then ended and including management’s report on internal control over financial reporting set out on page 23 of our Annual MD&A together with the auditors report on these consolidated financial statements and on the effectiveness of internal control over financial reporting; and

(d)	our management information circular dated October 31, 2008 relating to the annual meeting of shareholders held on December 8, 2008.

Any documents of the type referred to above, or any other type required to be incorporated by reference into a short form prospectus pursuant to National Instrument 44-101 Short Form Prospectus Distributions that are filed by us with the various securities regulatory authorities in Canada after the date of this prospectus and prior to the expiry of the term of this prospectus shall be deemed to be incorporated by reference into this prospectus. Copies of the documents incorporated by reference in this prospectus may be obtained on request without charge from the President and Chief Financial Officer of the Corporation, 101 College Street, Suite 220, Toronto, Ontario, Canada M5G 1L7 (telephone (416) 260-7770) and are also are available on SEDAR at www.sedar.com.

In addition, to the extent that any document or information incorporated by reference into this prospectus is included in any report on Form 6-K or Form 40-F that is filed with the SEC after the date of this prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Our reports on Form 6-K and its annual report on Form 40-F are available on the SEC’s website at www.sec.gov.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

A prospectus supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of such supplement solely for the purposes of the offering of the Securities offered thereunder.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-10 relating to the Securities and of which this prospectus forms a part. This prospectus does not contain all of the information set out in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. See “Documents Filed as Part of the Registration Statement”.

We are subject to the information requirements of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and in accordance therewith, we file reports and other information with the SEC. Under the multi-jurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada. These requirements are different from those of the United States. We are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Under the U.S. Exchange Act, we are not required to publish financial statements as promptly as United States companies.

The reports and other information filed by us with the SEC may be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the same documents can also be obtained from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a web site (www.sec.gov) that makes available reports and other information that we file electronically with it, including the registration statement that we have filed with respect hereto.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of Canadian and U.S. securities laws. Forward-looking information typically contains statements with words such as “anticipate”,

“believe”, “expect”, “plan”, “estimate”, “intend”, “may” or similar words suggesting future outcomes. Forward-looking statements in this prospectus include, but are not limited to, statements with respect to: the potential clinical benefit of the combination therapy of TT-223 and epidermal growth factor, the clinical study phases of each of our product candidates which we expect to complete in fiscal 2010, the ability of our business model to maximize shareholder returns, the potential for ELND005 (AZD-103) to slow the progression of Alzheimer’s disease and improve symptoms; the global population size of those affected by Alzheimer’s disease; the demand for a product that can slow or reverse the progression of Alzheimer’s disease, the potential role of gastrin based therapies in providing sustained blood glucose control in type 2 diabetes, the global market opportunity for TT-223, TT-301 and TT-302, our intention to seek a partnership for the development of TT-301 and TT-302, the engagement of third party manufacturers to produce our drug substances and products, our intention to make collaborative arrangements for the marketing and distribution of its products, the impact of human capital on the growth and success of the Corporation, the purposes for which we expect to use the net proceeds of any offering of Securities and our expectation that we will issue Securities from time to time during the 25-month period that this prospectus, including any amendments hereto, remains valid. This forward-looking information is subject to various risks and uncertainties, including those discussed below, that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed. Readers are cautioned not to place undue reliance on this forward-looking information, which is provided as of the date of this prospectus unless otherwise stated, and we will not undertake any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events, or otherwise, except as required by securities laws.

Some of the assumptions, risks and factors which could cause future outcomes to differ materially from those set forth in the forward-looking information include, but are not limited to: (i) the assumption that we will be able to obtain sufficient and suitable financing to support operations, clinical trials and commercialization of products, (ii) the risk that we may not be able to capitalize on partnering and acquisition opportunities, (iii) the assumption that we will obtain favourable clinical trial results in the expected timeframe, (iv) the assumption that we will be able to adequately protect proprietary information and technology from competitors, (v) the risks relating to the uncertainties of the regulatory approval process, (vi) the impact of competitive products and pricing and the assumption that we will be able to compete in the targeted markets, and (vii) the risk that we may be unable to retain key personnel or maintain third party relationships, including relationships with key collaborators.

By its nature, forward-looking information involves numerous assumptions, inherent risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections or other forward-looking statements will not occur. Prospective investors should carefully consider the information contained under the heading “Risks and Uncertainties” in our Annual MD&A and all other information included in or incorporated by reference in this prospectus before making investment decisions with regard to our securities.

THE BUSINESS OF THE CORPORATION

We are a product-focused biopharmaceutical company developing novel therapeutics for disease indications with large markets. We currently have three lead technologies: (i) ELND005 (AZD-103) for the treatment of Alzheimer’s disease; (ii) gastrin analogue, TT-223 for the treatment of diabetes; and (iii) TT-301 and TT-302 which can have a therapeutic effect on CNS diseases.

ELND005 (AZD-103)

Our Alzheimer’s disease lead product, ELND005 (AZD-103), is part of an emerging class of disease-modifying drugs that have the potential to both reduce disease progression and improve symptoms such as diminished cognitive function. ELND005 (AZD-103) breaks down neuro-toxic fibrils, allowing amyloid peptides to clear the brain rather than form amyloid plaques, a hallmark pathology of Alzheimer’s disease.

TT-223

Our gastrin based therapies program is focused on the development of gastrin analogues, alone or in combination with approved or experimental diabetes agents as potential disease modifying therapies for diabetes patients.

TT-301 and TT-302

Our drug candidates, TT-301 and TT-302 are compounds designed to cross the blood brain barrier and inhibit pro-inflammatory cytokines in the brain which play a harmful role in the progression of CNS diseases.

RISK FACTORS

An investment in the Securities involves a high degree of risk. Prospective investors should consider carefully the risks incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and those described in any prospectus supplement before purchasing the Securities offered hereby.

Discussions of certain risks affecting the Corporation in connection with its business are provided under the heading “Risks and Uncertainties” in our Annual MD&A filed with the various securities regulatory authorities, which is incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the Securities will be used for working capital and general corporate purposes, which may include expenditures related to the advancement of our drug candidates through the various clinical trial phases. Specific information about the use of proceeds from the sale of any Securities will be set forth in a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL OF THE CORPORATION

Authorized Capital

Our authorized share capital consists of an unlimited number of common shares. As at September 28, 2009, there were 23,215,160 common shares outstanding. The following is a summary of the provisions attached to our common shares.

Common Shares

Each common share entitles the holder to receive notice of and to attend all meetings of shareholders and vote at such meetings. A holder of a common share is entitled to receive dividends if, as and when declared by the board of directors of the Corporation. A holder of common shares is entitled to share rateably in the assets of the Corporation available upon the liquidation, dissolution or winding-up of the Corporation.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common shares. We will not offer warrants for sale separately to any purchaser unless the offering is in conjunction with and forms part of the consideration for an acquisition or merger transaction or unless the prospectus supplement containing the specific terms of the warrants to be offered separately is first approved for filing by applicable Canadian securities regulatory authorities.

The prospectus supplement relating to any warrants offered hereunder will describe the terms of the warrants and the applicable offering, including some or all of the following:

•	the designation and aggregate number of warrants offered;

•	the exercise price of the warrants;

•	the currency or currencies in which the warrants will be offered;

•	the number of common shares that may be purchased on the exercise of the warrants and procedures that will result in an adjustment of that number;

•	the dates or periods during which the warrants are exercisable;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other material terms of the warrants.

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of common shares.

DESCRIPTION OF UNITS

We may issue units comprising any combination of the other Securities described in this prospectus. Each unit will be issued so that the holder of such unit is also the holder of each Security included in such unit. Therefore, the holder of a unit will have the rights and obligations of a holder of each included Security (except in some cases where the right to transfer an included security of a unit may not occur without the transfer of the other included security comprising part of such unit).

The prospectus supplement relating to any units offered hereunder will describe the terms of the units and the applicable offering, including some or all of the following:

•	the designation and terms of the units and the Securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the Securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the Securities to or through underwriters, agents or dealers and also may sell the Securities directly to purchasers pursuant to applicable statutory exemptions.

The prospectus supplement relating to the Securities will set forth the terms of the offering of the Securities, including:

•	the name(s) of any underwriters, agents or dealers;

•	the offering price for the Securities and the net proceeds to us;

•	delivery arrangements;

•	underwriting commissions, fees, discounts and other form of underwriters’ compensation; and

•	securities exchanges on which the Securities may be listed.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price of at negotiated prices.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers and agents may be required to make in respect thereof.

In connection with any offering of Securities, the underwriters, agents or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will describe material Canadian federal income tax consequences to an initial investor of the acquisition, ownership and disposition of any Securities offered thereunder, including the Canadian Federal income tax considerations to non-residents of Canada, if applicable.

The applicable prospectus supplement may also describe material United States federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code).

AUDITORS

Our auditors are PricewaterhouseCoopers LLP, Chartered Accountants, Mississauga, Ontario, Canada.

Our consolidated financial statements including consolidated balance sheets as at June 30, 2009 and 2008 and consolidated statements of loss and comprehensive loss, shareholders’ equity and cash flows for each of years then ended incorporated in this Prospectus by reference have been audited by PricewaterhouseCoopers LLP, independent registered chartered accountants, as stated in their report, which is incorporated herein by reference.

PricewaterhouseCoopers LLP has advised that they are independent with respect to the Corporation within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario.

REGISTRAR AND TRANSFER AGENT

Our registrar and transfer agent is Computershare Investor Services Inc. at its principal office in Toronto, Ontario and Computershare Trust Company, NA at its principal office in Golden, Colorado, U.S.A.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement relating to the Securities, certain legal matters relating to Securities offered by this prospectus will be passed upon for us by McCarthy Tétrault LLP, with respect to matters of Canadian law, and Orrick, Herrington & Sutcliffe LLP, with respect to matters of United States law.

The partners and associates of McCarthy Tétrault LLP and Orrick, Herrington & Sutcliffe LLP as a group beneficially own, directly or indirectly, less than 1% of the outstanding securities of any class of the Corporation.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: the documents listed under “Documents Incorporated by Reference”, consents of the auditors and counsel and powers of attorney.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation existing under the laws of Ontario, Canada. Most of our directors and all of our officers are residents of Canada and a majority of our assets are located outside the United States. We will appoint an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws.

We have been advised by our Canadian counsel, McCarthy Tétrault LLP, that a judgment of a United States court may be enforceable in Canada if: (a) there is a real and substantial connection between the events, persons and circumstances and the United States proceedings such that the United States court properly assumed jurisdiction; (b) the United States judgment is final and conclusive; (c) the defendant was properly served with originating process from the United States court; and (d) the United States law that led to the judgment is not contrary to Canadian public policy, as that term would be applied by a Canadian court. We are advised that in normal circumstances, only civil judgments and not other rights arising from United States securities legislation (for example, penal or similar awards made by a court in a regulatory prosecution or proceeding) are enforceable in Canada. The enforceability of a United States judgment in Canada will be subject to the requirements that: (i) an action to enforce the United States judgment must be commenced in the Ontario Court within any applicable limitation period; (ii) the Ontario Court has discretion to stay or decline to hear an action on the United States judgment if the United States judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action; (iii) the Ontario Court will render judgment only in Canadian dollars; and (iv) an action in the Ontario Court on the United States judgment may be affected by bankruptcy, insolvency or other laws of general application limiting the enforcement of creditors’ rights generally. The enforceability of a United States judgment in Canada will be subject to the following defences: (i) the United States judgment was obtained by fraud or in a manner contrary to the principles of natural justice; (ii) the United States judgment is for a claim which under Ontario law would be characterized as based on a foreign revenue, expropriatory, penal or other public law; (iii) the United States judgment is contrary to Ontario public policy or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; and (iv) the United States judgment has been satisfied or is void or voidable under United States law.

We filed with the SEC, concurrently with our registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed CT Corporation System as our agent.

PURCHASERS’ STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus or the accompanying prospectus supplement relating to the securities purchased by a purchaser and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus or the accompanying prospectus supplement relating to the securities purchased by a purchaser and any amendment thereto contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification

Under the Business Corporations Act (Ontario), the Registrant may indemnify a present or former director or officer or person who acts or acted at the Registrant’s request as a director or officer of another corporation, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of the Registrant or such other corporation on condition that (i) the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Further, the Registrant may, with court approval, indemnify a person described above in respect of an action by or on behalf of the Registrant to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the Registrant, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils condition (i) above. A director is entitled to indemnification from the Registrant as a matter of right if he was substantially successful on the merits in his defense and fulfilled conditions (i) and (ii) above.

In accordance with the Business Corporations Act (Ontario), the by-laws of the Registrant indemnify a director or officer, a former director or officer, or a person who acts or acted at a Registrant’s request as a director or officer of a corporation in which the Registrant is or was a shareholder or creditor and the heirs and legal representatives of any such person against any and all losses and expenses reasonably incurred by him, including an amount to settle an action or satisfy a judgment, in respect of any civil, criminal, administrative action or proceeding to which he was made a party by reason of being or having been a director or officer of the Registrant or other corporation if he acted honestly and in good faith with a view to the best interests of the Registrant, or, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).

Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy in the United States as expressed in the Securities Act and is therefore unenforceable.

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EXHIBITS

Exhibit Number	Description

4.1	Annual Information Form of Transition Therapeutics dated September 16, 2009 for the year ended June 30, 2009 (incorporated by reference from Transition Therapeutics’ Report on Form 40-F for the year ended June 30, 2009 filed on September 16, 2009).

4.2	Audited consolidated balance sheets as at June 30, 2009 and 2008 and consolidated statements of loss and comprehensive loss, shareholders’ equity and cash flows for each of the years then ended, including the notes thereto and the auditors’ report thereon (incorporated by reference from Transition Therapeutics’ Report on Form 40-F for the year ended June 30, 2009 filed on September 16, 2009).

4.3	Management’s discussion and analysis of financial condition and results of operations for the year ended June 30, 2009 (incorporated by reference from Transition Therapeutics’ Report on Form 40-F for the year ended June 30, 2009 filed on September 16, 2009).

4.4	Management Proxy Circular of Transition Therapeutics dated October 31, 2008 (incorporated by reference from Transition Therapeutics’ Report on Form 6-K dated November 12, 2008).

5.1	Consent of PricewaterhouseCoopers LLP.

5.2	Consent of McCarthy Tétrault LLP.

5.3	Consent of Orrick, Herrington & Sutcliffe LLP.

6.1	Power of Attorney (included on the signature pages to this Registration Statement).

II-2

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

Concurrent with the filing of this Registrant Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any changes to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on September 28, 2009.

TRANSITION THERAPEUTICS INC.

By:	/s/ Tony F. Cruz
Dr. Tony F. Cruz
(Chief Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Tony F. Cruz and Elie Farah, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title

/s/ Tony F. Cruz Dr. Tony F. Cruz	Chief Executive Officer and a Director (principal executive officer)	September 28, 2009

/s/ Elie Farah Elie Farah	President and Chief Financial Officer (principal financial officer and principal accounting officer)	September 28, 2009

/s/ Michael Ashton Michael Ashton	Director	September 28, 2009

Signature	Title

/s/ Paul Baehr Paul Baehr	Director	September 28, 2009

/s/ Christopher Henley Christopher Henley	Director	September 28, 2009

/s/ Gary W. Pace Dr. Gary W. Pace	Director	September 28, 2009

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Transition Therapeutics Inc. in the United States, in City of Toronto, Province of Ontario, Country of Canada, on the 28th day of September, 2009.

TRANSITION THERAPEUTICS (USA) INC.

By:	/s/ Elie Farah
Elie Farah
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Annual Information Form of Transition Therapeutics dated September 16, 2009 for the year ended June 30, 2009 (incorporated by reference from Transition Therapeutics’ Report on Form 40-F for the year ended June 30, 2009 filed on September 16, 2009).

4.2	Audited consolidated balance sheets as at June 30, 2009 and 2008 and consolidated statements of loss and comprehensive loss, shareholders’ equity and cash flows for each of the years then ended, including the notes thereto and the auditors’ report thereon (incorporated by reference from Transition Therapeutics’ Report on Form 40-F for the year ended June 30, 2009 filed on September 16, 2009).

4.3	Management’s discussion and analysis of financial condition and results of operations for the year ended June 30, 2009 (incorporated by reference from Transition Therapeutics’ Report on Form 40-F for the year ended June 30, 2009 filed on September 16, 2009).

4.4	Management Proxy Circular of Transition Therapeutics dated October 31, 2008 (incorporated by reference from Transition Therapeutics’ Report on Form 6-K dated November 12, 2008).

5.1	Consent of PricewaterhouseCoopers LLP.

5.2	Consent of McCarthy Tétrault LLP.

5.3	Consent of Orrick, Herrington & Sutcliffe LLP.

6.1	Power of Attorney (included on the signature pages to this Registration Statement).